Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This registration rights agreement (this “Agreement”) is made and entered into as of July 27, 2009, by and among GEORGIA GULF CORPORATION, a Delaware corporation (the “Company”), and the parties named on the signature pages hereto (the “Signing Holders”).

The Company has made offers to exchange its outstanding 7.125% Senior Notes due 2013, 9.5% Senior Notes due 2014, and 10.75% Senior Subordinated Notes due 2016 for an aggregate of 32,050,000 shares of the Company’s convertible preferred stock, par value $0.01 per share (the “Convertible Preferred Stock”), which are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on a one-for-one basis, and an aggregate of 1,430,000 shares of Common Stock (such offers, the “Exchange Offers”).

In connection with the Exchange Offers, each of the Signing Holders has entered into a lock-up and consent agreement (the “Lock-up Agreement”) pursuant to which the Company agreed to provide the registration rights set forth in this Agreement.

Therefore, the parties agree as follows:

Section 1. Definitions. The following terms shall have the following meanings:

“Affiliate,” with respect to any specified person, has the meaning specified in Rule 144 of the Securities Act.

“Agreement” has the meaning specified in the introduction to this Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at place of payment are authorized by law, regulation or executive order to remain closed.

“Common Stock” has the meaning specified in the introduction to this Agreement.

“Company” has the meaning specified in the introduction to this Agreement.

“Convertible Preferred Stock” has the meaning specified in the introduction to this Agreement.

“Deferral Notice” has the meaning specified in Section 4(i).

“Effectiveness Period” means, as applicable, the First Effectiveness Period or the Second Effectiveness Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offers” has the meaning specified in the introduction to this Agreement.

“Holders” means the Signing Holders and such other persons who have acquired Registrable Securities, who have agreed to be bound by the terms and conditions of this Agreement, and who have delivered a properly completed Notice and Questionnaire.

“First Effectiveness Period” means the period beginning on the date the First Shelf Registration Statement is declared effective by the SEC and ending on the earlier of (i) the first anniversary thereof and (ii) the date upon which the Shares registered pursuant to the First Shelf Registration Statement have ceased to be Registrable Securities.

“First Shelf Registration Statement” has the meaning specified in Section 2(a).

“Lock-up Agreement” has the meaning specified in the introduction to this Agreement.

“Notice and Questionnaire” means a Selling Security Holder Notice and Questionnaire attached as Exhibit A to this Agreement.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (a) the Shares and (b) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to such Shares, provided, that such Shares or such other securities shall cease to be Registrable Securities (i) following their sale in accordance with any Registration Statement, (ii) following the applicable Effectiveness Period, (iii) following their sale on the New York Stock Exchange or other securities exchange on which the Common Stock is traded, pursuant to Rule 144, or (iv) when such securities cease to be outstanding.

“Registration Expenses” has the meaning specified in Section 6.

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 of the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Effectiveness Period” means the period beginning on the date the Second Shelf Registration Statement is declared effective by the SEC and ending on the earlier of (i) the first anniversary thereof and (ii) the date upon which the Shares registered pursuant to the Second Shelf Registration Statement have ceased to be Registrable Securities.

“Second Shelf Registration Statement” has the meaning specified in Section 2(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Shares” means the shares of Common Stock issued pursuant to the Exchange Offers, including the shares of Common Stock issued upon conversion of the Convertible Preferred Stock.

“Signing Holders” has the meaning specified in the introduction to this Agreement.

“Shelf Registration” has the meaning specified in Section 2(a).

“Special Meeting” has the meaning specified in Section 7(a)(1) of the Lock-up Agreements.

Section 2. Shelf Registration.

(a)                                  The Company shall prepare and file or cause to be prepared and filed with the SEC, no later than ten Business Days after the mailing of the definitive proxy statement relating to the Special Meeting, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a “Shelf Registration”) registering the resale from time to time by Holders of all of the then-outstanding Common Stock constituting Registrable Securities issued upon consummation of the Exchange Offers (the “First Shelf Registration Statement”). The First Shelf Registration Statement shall not include any other securities and shall be on Form S-1, Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution set forth under “Plan of Distribution” in the Notice and Questionnaire. The Company shall use reasonable best efforts to cause the First Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable, and to remain effective until the expiration of the First Effectiveness Period. Notwithstanding the foregoing, no Holder shall be entitled to have the Registrable Securities held by it covered by the First Shelf Registration Statement unless, at the time the First Shelf Registration Statement is declared effective, such Holder is in compliance with Section 5.

(b)                                 The Company shall prepare and file or cause to be prepared and filed with the SEC, no later than a date that is ten Business Days after the filing of the amendment to the Company’s certificate of incorporation to be approved at the Special Meeting, a Registration Statement for a Shelf Registration registering the resale from time to time by Holders of all of the outstanding Registrable Securities (including Shares issued to the Holders upon conversion of the Convertible Preferred Stock) not included in the First Registration Statement (the “Second

Shelf Registration Statement”). The Second Shelf Registration Statement shall not include any other securities and shall be on Form S-1, Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution set forth under “Plan of Distribution” in the Notice and Questionnaire. The Company shall use reasonable best efforts to cause the Second Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable, and to remain effective until the expiration of the Second Effectiveness Period. Notwithstanding the foregoing, no Holder shall be entitled to have the Registrable Securities held by it covered by the Second Shelf Registration Statement unless, at the time the Second Shelf Registration Statement is declared effective, such Holder is in compliance with Section  5.

(c)                                  The Company shall supplement and amend a Registration Statement filed pursuant to this Section 2 if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement.

(d)                                 The Company shall cause the Notice and Questionnaire to be sent to each record holder of Registrable Securities no less than 10 days prior to the date upon which the First Shelf Registration Statement is to be filed.

Section 3. Piggyback Rights.

(a)                                  If at any time during an Effectiveness Period the Company proposes to file a registration statement, other than the Registration Statements contemplated by Section 2 of this Agreement, for the sale of Common Stock in an offering for its own account, then as soon as practicable but not less than three Business Days prior to the filing of such registration statement, the Company shall give notice of such proposed offering to the Holders and such notice shall offer the Holders the opportunity to include in such offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if the Company has been advised by the managing underwriter for such offering, or the Company reasonably determines, that the inclusion of Registrable Securities for sale for the benefit of the Holders will have a material adverse effect on the price, timing or distribution of the Common Stock in the offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 3(b) of this Agreement. Each such Holder shall then have ten (10) Business Days after receiving such notice to request inclusion of Registrable Securities in the offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such offering. If, at any time after giving written notice of its intention to undertake such offering and prior to the closing of such offering, the Company shall determine for any reason not to undertake or to delay such offering, the Company may, at its election, give written notice of such determination to the Holders and, (i) in the case of a determination not to undertake such offering, shall be relieved of its obligations under this Section 3(a) with respect to such terminated offering, and (ii) in the case of a determination to delay such offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the offering. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in such offering by giving written notice to the Company of such withdrawal up to and including the time of pricing of such offering. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed offering; provided, that such Holder may later revoke any such notice. It shall be a condition to inclusion of any Holder’s Registrable Securities in a registration under this Section 3 that such Holder enter into an underwriting agreement with such customary terms as the Company in good faith deems appropriate, with no terms more onerous to the Holders than to the Company.

(b)                                 If the managing underwriter of any proposed offering of Common Stock pursuant to Section 3(a) advises the Company, or the Company reasonably determines, that the total amount of Common Stock that the Holders and any other persons intend to include in such offering exceeds the number of shares that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such offering shall include the number of Registrable Securities that such managing underwriter advises the Company, or the Company reasonably determines, can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company, (ii) second, pro rata to the Holders, who have requested participation in such offering, (iii) third, to any other persons.  The pro rata allocations for each such Holder shall be the product of (a) the aggregate number of shares of Common Stock proposed to be sold by all Holders in such offering multiplied by (b) a fraction the numerator of which is the number of Shares of Common Stock proposed to be included by such Holder and the denominator of which is the aggregate number of Shares of Common Stock proposed to be sold by all Holders participating in the offering.  As of the date of execution of this Agreement, there are no other persons with registration rights relating to Common Stock other than the rights provided for in this Agreement.

Section 4. Registration Procedures. In connection with the registration obligations of the Company under Section 2, the Company shall:

(a)                                  at least three Business Days before the initial filing of any Registration Statement with the SEC, furnish to requesting Holders copies of all such documents proposed to be filed and use reasonable efforts to reflect in each such document when so filed with the SEC such comments as the Holders reasonably shall propose within three Business Days of the delivery of such copies to the Holders;

(b)                                 subject to Section 4(i), prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable Effectiveness Period, cause the related Prospectus to be supplemented by any required Prospectus supplement under the Securities Act, and use reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Shares covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the selling security holders thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented;

(c)                                  as promptly as reasonably practicable give notice to the Holders (i) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective (provided, however, that the Company shall not be required by this clause (i) to notify the Holders of the filing of a Prospectus supplement that does nothing more substantive than name one or more Holders as selling security holders), (ii) of any request, following the effectiveness of a Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order or injunction suspending or enjoining the use of any Prospectus or the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event that makes any statement made in a Registration Statement or the related Prospectus untrue in any material respect or that requires changes in order to make the statements therein not misleading;

(d)                                 use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment;

(e)                                  if reasonably requested in writing by any Holder, as promptly as reasonably practicable incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as such Holder shall, following consultation with nationally recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided that the Company shall not be required to take any actions under this Section 4(e) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

(f)                                    as promptly as reasonably practicable after the filing of such documents with the SEC, furnish to each Holder, upon request and without charge, at least one conformed copy of the Registration Statement and any amendment thereto, including financial statements, but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Holder);

(g)                                 during the applicable Effectiveness Period, deliver to each Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities and any amendment or supplement thereto as such Holder may reasonably request in writing; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein;

(h)                                 prior to any offering of the Registrable Securities pursuant to a Registration Statement, use reasonable efforts to register or qualify or cooperate with the Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire), it being agreed that no such registration or qualification will be made unless so requested; prior to any offering of the Registrable Securities pursuant to any Shelf Registration Statement, use reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the applicable Effectiveness Period in connection with such Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not otherwise qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject;

(i)                                     upon the occurrence of any event contemplated by 3(c)(v), prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and give notice to the Holders listed as selling security holders in such Prospectus that the availability of the Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each such Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company shall use reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable, except that if in the sole judgment of the Company public disclosure of a material fact or event would be prejudicial to or contrary to the interests of the Company, or if necessary to avoid unreasonable burden or expense, the Company may delay such action for so long as reasonably practicable and until such suspension is no longer appropriate, provided in no event shall the Company be permitted to suspend the use of a Prospectus for a period in excess of 25 days in any 3-month period or an aggregate of 75 days in any 12-month period except in connection with pending or potential acquisitions or similar transactions;

(j)                                     if reasonably requested in writing in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Holders of such Registrable Securities and any broker-dealers, attorneys and accountants retained by such Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or other obligation of confidentiality; and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Holders and the other parties entitled thereto by a single representative; provided that, to the extent required by applicable law, any confidential information shall be disclosed in the Registration Statement;

(k)                                  comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than the time period prescribed by the SEC for filing a Form 10-Q after the end of any 12-month period (or the time period prescribed by the SEC for filing a Form 10-K after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods;

(l)                                     cooperate with each Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement, and cause such Registrable Securities to be registered in such names as such Holder may request in writing at least two Business Days prior to any sale of such Registrable Securities; and

(m)                               if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with an offering in respect of any registration of the Company’s securities of any Holder pursuant to this Agreement, and any amendment or supplement thereof, cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof. In addition, at such Holder’s request, the Company will use reasonable best efforts to furnish to such Holder, letters from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Holder, and an opinion of counsel representing the Company, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Holder.

Section 5. Holders’ Obligations. Each Holder agrees that it shall not be entitled to sell any of such Registrable Securities pursuant to a Registration Statement unless such Holder has furnished the Company with a properly completed Notice and Questionnaire within ten Business Days after the date the Company sends the Notice and Questionnaire as provided in Section 2(d) herein. In addition, each Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading, any other information regarding such Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments and any information otherwise required by the Company to comply with applicable law or regulations. Each Holder agrees, following receipt of a Deferral Notice, that it will suspend sales under a registration statement until it is advised in writing by the Company that sales may resume and that it will not disclose the fact that it has received a Deferral Notice.

Section 6. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 4. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the Financial Institutions Regulatory Authority and (y) of compliance with federal and state securities or Blue Sky laws to the extent such filings or compliance are required pursuant to this Agreement); (ii) printing expenses; (iii) fees and expenses of counsel to the Company; (iv) the fees and expenses of the independent public accountants of the Company, including the expenses of any special audits or cold comfort letters; and (v) legal fees and expenses of one counsel to the Holders as a group, as designated by the Holders of a majority of Registrable Securities. Notwithstanding the foregoing, in no event shall the Company bear any other fees and expenses for the holders or underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

Section 7. Indemnification; Contribution.

(a)                                                                                  The Company agrees to indemnify and hold harmless the Holders and their directors and officers and each person, if any, who controls any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)                                                                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                                                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 7(d)) any such settlement is effected with the prior written consent of the Company (which shall not be unreasonably withheld); and

(iii)                                                                               subject to Section 7(c), against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) of this Section 7(a);

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder, expressly for use in a Registration Statement (or any amendment thereto), or Prospectus (or any amendment or supplement thereto); provided further that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (1) arising from an offer or sale of Registrable Securities occurring during any period, if a Deferral Notice was given to such Holder in accordance with Section 4(i), or (2) if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact and the delivery thereof was required by law.

(b)                                                                                 In connection with any Shelf Registration in which a Holder is participating, in furnishing information relating to such Holder of Registrable Securities to the Company in writing expressly for use in such Registration Statement, the Prospectus or any amendments or supplements thereto, each such Holder agrees, severally and not jointly, to indemnify and hold harmless the other Holders and each person, if any, who controls the other Holders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Company, and each person, if any, who controls the Company within the meaning of either such section, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(c)                                  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of these indemnity provisions. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain a separate firm as its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the representation of both the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) in the case of indemnification under Section 7(a), the reasonable fees and expenses of more than one firm (in addition to any local counsel) for the Holders, and all persons, if any, who control the Holders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or (B) in the case of indemnification under Section 7(b), the reasonable fees and expenses of more than one firm (in addition to any local counsel) for the Company, their directors, and each person, if any, who controls the Company within the meaning of either such Section, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. In the event a separate firm is retained for the Holders, and control persons of the Holders, such firm shall be designated in writing by the Holders. In the event a separate firm is retained for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party (which may be conditioned on a cross release from such indemnified party, which shall not be unreasonably withheld) from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (2) provides written notice to the indemnified party describing any unpaid balance it believes is unreasonable and the reasons therefor, in each case prior to the date of such settlement.

(e)                                  If the indemnification to which an indemnified party is entitled under this Section 7 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 7(e) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Holder shall not be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7(e), each person, if any, who controls the any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(f)                                    The provisions of this Section 7 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity or otherwise.

Section 8. Information Requirements. The Company covenants that if at any time before the end of an Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder and take such further reasonable action as any Holder may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of Rule 144 under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company’ most recent report required to be filed and filed pursuant to Section 13 or Section 15(d) of the Exchange Act. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

Section 9. Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of the Company that would grant registration rights to such current or future holder or allow such current or future holder to require the Company to include securities in any registration statement filed by the Company, in either case on a basis that would adversely effect the rights granted to the Holders hereunder.

Section 10. Miscellaneous

(a)                                  No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to the Company’s securities that conflicts with the rights granted to the Holders in this Agreement. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company’s securities under any other agreements.

(b)                                 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Shares constituting Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Shares are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the

Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 10(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(c)                                  Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one Business Day after being deposited with such courier, if made by overnight courier, or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

(i)                                     if to a holder of Shares that is not a Holder, at the address for such holder then appearing in the books of the Company;

(ii)                                  if to a Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto; and

(iii)                               if to the Company, to:

Georgia Gulf Corporation
115 Perimeter Center Place, Suite 460
Atlanta, Georgia 30346
Telephone No. (770) 395-4500
Facsimile No. (770) 395-4529
Attention: General Counsel

with a copy to:

Jones Day
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309
Telephone No. (404) 581-8255
Facsimile No. (404) 581-8330
Attention: Lisa A. Stater, Esq.

(d)                                 Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or their Affiliates (other than the Holders if such Holders are deemed to be such Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(e)                                  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto provided, however, no successor or assignee of a Holder shall have any rights hereunder unless such person has become a Holder as defined herein.

(f)                                    Recapitalization, Exchanges, Etc. Affecting the Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

(g)                                 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

(h)                                 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)                                     Governing Law. The laws of the State of New York shall govern this Agreement without regard to principles of conflict of laws.

(j)                                     Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(k)                                  Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties hereto with respect to such registration rights.

(l)                                     Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the later of the First Effectiveness Period and the Second Effectiveness Period, except for any liabilities or obligations under Sections 7 and 8 hereof, which shall remain in effect in accordance with their terms.

This Agreement is being signed effective as of the date first written above.

Very truly yours,
GEORGIA GULF CORPORATION

By:	/s/ Joel I. Beerman
Name:	Joel I. Beerman
Title:	Vice President, General Counsel and Secretary

SIGNING HOLDERS:

FIDELITY SUMMER STREET TRUST: FIDELITY CAPITAL & INCOME FUND;
FIDELITY ADVISOR SERIES I: ADVISOR HIGH INCOME ADVANTAGE FUND;
FIDELITY ADVISOR SERIES II: FIDELITY ADVISOR STRATEGIC INCOME FUND;
MASTER TRUST BANK OF JAPAN LTD RE: FIDELITY US HIGH YIELD;
FIDELITY SCHOOL STREET TRUST: FIDELITY STRATEGIC INCOME FUND;
FIDELITY PURITAN TRUST: FIDELITY PURITAN FUND;
FIDELITY SECURITIES FUND: FIDELITY LEVERAGED COMPANY STOCK FUND;
VARIABLE INSURANCE PRODUCTS FUND V: STRATEGIC INCOME PORTFOLIO;
FIDELITY FUNDS – US HIGH INCOME;
FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR LEVERAGED STOCK FUND;
FIDELITY INVESTMENTS CANADA ULC, as Trustee of the Fidelity American High Yield Fund; and
FIDELITY INVESTMENTS CANADA ULC, as Trustee of the Fidelity Canadian Asset Allocation Fund

By:	/s/ Paul Murphy
Name: Paul Murphy
Title: Assistant Treasurer

[signature page to registration rights agreement]

THE JAPAN TRUSTEE SERVICES BANK LTD RE: STB FIDELITY STRATEGIC INCOME FUND MOTHER;
FIDELITY GLOBAL BOND SERIES – US DOLLAR MONTHLY INCOME – US HIGH YIELD POOL;
ILLINOIS MUNICIPAL RETIREMENT FUND;
THE JAPAN TRUSTEE SERVICE BANK LTD RE: MATB FIDELITY HIGH YIELD BOND OPEN MOTHER;
PENSION INVESTMENT COMMITTEE OF GENERAL MOTORS FOR GENERAL MOTORS EMPLOYEE DOMESTIC GROUP PENSION TRUST;
COMMONWEALTH OF MASSACHUSETTS PENSION RESERVE INVESTMENT MANAGEMENT BOARD; and
IG CAA HIGH YIELD SEC.

By:	/s/ Dave Censorio
Name: Dave Censorio
Title: Vice President

By: PIONEER INVESTMENT MANAGEMENT, INC., as advisor to:

Pioneer High Yield Fund;
Pioneer Global High Yield Fund;
Pioneer Strategic Income Fund;
Pioneer High Income Trust;
Pioneer Strategic Income VCT Portfolio;
Pioneer High Yield VCT Portfolio;
Pioneer Funds – Global High Yield;
Pioneer Funds – Strategic Income;
Pioneer Funds Austria – Global High Yield Bond;
Pioneer Funds – U.S. High Yield;
Polish Dollar Bond Plus (US High Yield Bond) Open-End Investment Fund;
Met Investors Trust – Pioneer Strategic Income Portfolio;
ING Pioneer High Yield Portfolio;
Pioneer Diversified High Income Trust; and

Pioneer Floating Rate Trust

By:	/s/ Kenneth J. Taubes
Name: Kenneth J. Taubes
Title: Executive Vice President

By: PIONEER INSTITUTIONAL ASSET MANAGEMENT, INC., as advisor to:

Aberdeen High Grade Bond Fund (f/k/a Credit Suisse Asset Management High Grade Bond Fund);
Papaver Inc.;
University of Massachusetts Core Plus Portfolio; and
White Mountain Sub-Acct 193 Fund aka Symetra Life Insurance Company

By:	/s/ Kenneth J. Taubes
Name: Kenneth J. Taubes
Title: Executive Vice President

CAPITAL RESEARCH AND MANAGEMENT COMPANY, for and on behalf of the various funds it manages

By:	/s/ Mark R. Macdonald
Name: Mark R. Macdonald
Title: Director

GEORGIA GULF CORPORATION

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”), of Georgia Gulf Corporation, a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of July       , 2009 (the “Registration Rights Agreement”), among the Company and the Holders named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and comply with other customary procedures and agree to be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire promptly, as receipt of this Notice and Questionnaire is required within ten Business Days after                        , 2009, the date the Company is sending this Notice and Questionnaire, so that such beneficial owners may be named as selling securityholders in the Prospectus at the time of effectiveness of the Registration Statement. Any beneficial owner of Common Stock wishing to include its Registrable Securities must deliver to the Company a properly completed and signed Notice and Questionnaire.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related Prospectus. Accordingly, Holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related Prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company’s directors and officers and each person, if any, who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against certain losses arising in connection with statements concerning the undersigned made in the Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a) Full Legal Name of Selling Securityholder

(b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

(d) Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone:
FAX:
Contact Person:

3. Beneficial Ownership of Registrable Securities:

(a) Type and Principal Amount of Registrable Securities beneficially owned:

(b) CUSIP No(s). of Registrable Securities beneficially owned:

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4. Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a) Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

(b) CUSIP No(s). of Other Securities beneficially owned:

5. Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equityholders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exception here:

6. Broker-Dealer Status:

(a) Are you a broker-dealer?

☐ No                              ☐ Yes

Note: If yes, please answer questions (i) and (ii) and note that the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(i) Did Selling Securityholder acquire the Registrable Securities for investment purposes?

☐ No                              ☐ Yes

(ii) If you answered “No”, please explain your reason for acquiring the Registrable Securities:

(b) Are you an affiliate of a broker-dealer?

☐ No                              ☐ Yes

(c) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you

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had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

☐ No                              ☐ Yes

7. Nature of Selling Securityholder:

(a) Is the Selling Securityholder a reporting company under the Exchange Act, a majority owned subsidiary of a reporting company under the Exchange Act, or a registered investment company under the Investment Company Act of 1940, as amended?

☐ No                              ☐ Yes

 (b) If your response to (a) above is “Yes,” please provide the name of the reporting company or registered investment company and indicate if the named company is a reporting company under the Exchange Act or a registered investment company under the Investment Company Act.

(c) If your response to (a) above is “No,” please provide the natural person or persons having voting and investment control over the Registrable Securities.

8. Plan of Distribution:

The undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at a negotiated price. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities. In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities.

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

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The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement, including its obligations to indemnify and hold harmless certain persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (8) above and the inclusion of such information in the Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related Prospectus.

Once this Notice and Questionnaire is executed by the Selling Securityholder, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, inure to the benefit of, and be enforceable by the Company. This Agreement shall be governed in all respects by the laws of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

Jones Day
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309
Telephone No. (404) 581-8255
Facsimile No. (404) 581-8330
Attention: Lisa A. Stater, Esq.

[signature page to questionnaire]